Exhibit (a)(1)(E)

Offer to Purchase for Cash
Up to 6,666,666 Shares of its Common Shares
by

GLOBAL SOURCES LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 27, 2015,
UNLESS GLOBAL SOURCES EXTENDS THE OFFER

June 26, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 26, 2015, and the Letter of Transmittal in connection with the Offer by Global Sources Ltd., a Bermuda company (“Global Sources” or the “Company”), to purchase up to 6,666,666 shares of its common shares, par value $0.01 per share (the “Shares”).  Pursuant to the Offer to Purchase and the Letter of Transmittal, which together (as each may be amended and supplemented from time to time) constitute the Offer, Global Sources will purchase the Shares at a price of $7.50 per share (the “Purchase Price”) for Shares properly tendered and not properly withdrawn pursuant to the terms of the Offer, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

All Shares properly tendered before the Expiration Date (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased by Global Sources at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the proration provisions and “odd lot” provisions thereof.  All Shares that Global Sources does not accept for purchase because of proration will be returned at Global Sources’s expense to the shareholders that tendered such Shares promptly after the Expiration Date.

If the number of Shares properly tendered is less than or equal to 6,666,666 Shares (or such greater number of Shares as Global Sources may elect to purchase pursuant to the Offer), Global Sources will, on the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 6,666,666 Shares (or such greater number of Shares as Global Sources may elect to purchase) are properly tendered, Global Sources will buy Shares first, from all shareholders who own, beneficially or of record, an aggregate of fewer than 100 Shares (each, an “Odd Lot Holder”), and who properly tender all of their Shares, and second, on a pro rata basis from all other shareholders who properly tender Shares. See Sections 1, 3 and 5 of the Offer to Purchase.

We are the owner of record of Shares held for your account.  As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions.  We are sending you the Letter of Transmittal for your information only.  You cannot use the Letter of Transmittal to tender Shares we hold for your account.  The Letter of Transmittal must be completed and executed by us, according to your instructions.

PLEASE INSTRUCT US AS TO WHETHER YOU WISH US TO TENDER, ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER, ANY OR ALL OF THE SHARES WE HOLD FOR YOUR ACCOUNT, BY COMPLETING AND SIGNING THE INSTRUCTION FORM ENCLOSED HEREIN.

Please note carefully the following:

1.           You may tender Shares at the price of $7.50 per share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2.           You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered Shares to be purchased in the event of proration.

3.           The Offer is not conditioned upon any minimum number of Shares being tendered or the availability of any financing.  The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase, which you should read carefully.

4.           The Offer, the proration period and the withdrawal rights will expire at 12:00 Midnight, New York City time, on July 27, 2015, unless Global Sources extends the Offer.

5.           The Offer is for up to 6,666,666 Shares, constituting approximately 22.05% of the Shares outstanding as of April 30, 2015.

6.           Tendering shareholders who are registered shareholders or who tender their Shares directly to Computershare Trust Company, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the Offer to Purchase and Instruction 7 to the Letter of Transmittal) stock transfer taxes on Global Sources’ purchase of Shares under the Offer.

7.           If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the Shares that you own before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, Global Sources, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered and not properly withdrawn.

8.           The Board of Directors of Global Sources has approved the self-tender offer.  However, neither the Company nor its Board of Directors makes any recommendation to shareholders as to whether to tender or refrain from tendering their shares.  The Company’s directors and executive officers have advised the Company that they may tender at least a portion of their shares in the self-tender offer.

If you wish to have us tender any or all of your Shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form.  A pre-addressed envelope is enclosed for your convenience.  If you authorize us to tender your Shares, we will tender all of the Shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the Expiration Date of the Offer.  The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on July 27, 2015 unless Global Sources extends the Offer.

As described in the Offer to Purchase, if more than 6,666,666 Shares are properly tendered and not properly withdrawn before the Expiration Date, then Global Sources will accept all Shares properly tendered before the Expiration Date (and not properly withdrawn) on a pro rata basis subject to the “odd lots” provision described in paragraph 7 above, and with adjustments to avoid purchases of fractional Shares, all as provided in the Offer to Purchase.

The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of Shares.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED.  PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

Instruction Form with Respect

to

GLOBAL SOURCES LTD.

Offer to Purchase for Cash
Up to 6,666,666 Shares of its Common Shares
At a Purchase Price of $7.50 Per Share

The undersigned acknowledge(s) receipt of your letter in connection with the Offer by Global Sources Ltd., a Bermuda company (“Global Sources”), to purchase up to 6,666,666 shares of its common shares, par value $0.01 per share (the “Shares”), at a price of $7.50 per share (the “Purchase Price”), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase, dated June 26, 2015 and the Letter of Transmittal, which together (as each may be amended and supplemented from time to time) constitute the Offer.

The undersigned understands that Global Sources will, upon the terms and subject to the conditions of the Offer, purchase the Shares properly tendered and not properly withdrawn under the Offer, at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the proration and “odd lots” provisions described in the Offer to Purchase.  All other Shares, including Shares that Global Sources does not accept for purchase because of prorations, will be returned at Global Sources’s expense to the shareholders that tendered such Shares promptly.

The undersigned hereby instruct(s) you to tender to Global Sources the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, in accordance with the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:                                  SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the Shares held by us for your account.

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of those Shares.

The method of delivery of this document is at the election and risk of the tendering shareholder.  If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):  ________________________________________________________________

Name(s):  ___________________________________________________________________
(Please Print)

Taxpayer Identification or Social Security Number:  _______________________________

Address(es):  ________________________________________________________________
(Including Zip Code)

Area Code/Phone Number:  ____________________________________________________

Date:  ______________________________________________________________________